UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2014

THE BABCOCK & WILCOX COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-34658	80-0558025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 13, 2014, our Board of Directors (our “Board”) adopted a majority voting policy by approving an amendment to The Babcock & Wilcox Company Corporate Governance Principles. The policy provides that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender an offer of resignation for consideration by our Board. Under the policy, the Governance Committee of our Board will evaluate the director’s offer of resignation and recommend to the Board whether to accept or reject the offer of resignation. The policy requires the Board to act to accept or reject the offer within 90 days following certification of the stockholder vote at the stockholder meeting at which the election of directors was held. The policy also calls for public disclosure of the Board’s decision and the reasons behind the decision. A director who offers his or her resignation pursuant to the policy will not participate in a committee or Board decision regarding it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BABCOCK & WILCOX COMPANY

By:	/s/ James D. Canafax
James D. Canafax
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

December 17, 2014

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